Exhibit T3B.15

Company No: 4522142

**THE COMPANIES ACTS 2006**

**PRIVATE COMPANY LIMITED BY SHARES**

**WRITTEN RESOLUTION**

- of -

**Focus Pharmaceuticals Limited**

**("the Company")**

In accordance with Chapter 2 of Part 13 of the Companies Act 2006, the directors of the Company propose that the following resolution is passed as a special resolution -

**SPECIAL RESOLUTION**

"that the attached Articles of Association be and are hereby adopted as the Articles of Association of the Company in substitution for and to the exclusion of the existing Articles of Association of the Company"

**AGREEMENT**

Please read the notes at the end of this document before signifying your agreement to the Special Resolutions

The undersigned, a person entitled to vote on the above resolutions on 19 October 2007, having been supplied with a copy of the statutory declaration made pursuant to section 155 of the Companies Act 1985 and the auditors' report annexed thereto, hereby irrevocably agrees to the Special Resolutions

Signed
**Roland Alexander Brown**

Signed
**Raymond Maginley**

Signed
**Mark Cresswell**

Signed
**Richard Paul Grethe**

Signed
**Andrew Derrick Leaver**
A DIRECTOR OF NO 641 LEICESTER LIMITED, UNDER POWER OF ATTORNEY

**NOTES**

1 If you agree to the resolution, please indicate your agreement by signing and dating this document where indicated above and returning it to the Company using one of the following methods

**By Hand** delivering the signed copy to The Directors, Focus Pharmaceuticals Limited, Unit 5 Faraday Court, first Avenue Centrum 100, Burton upon Trent, Staffordshire DE14 2WX (the "**Registered Office**")

**Post** returning the signed copy by post to the Registered Office

**Fax** faxing the signed copy to marked "For the attention of the Directors"

If you do not agree to all of the resolutions, you do not need to do anything you will not be deemed to agree if you fail to reply

2 Once you have indicated your agreement to the resolutions, you may not revoke your agreement

3 Unless sufficient agreement has been received for the resolutions to pass by the 28th day after the date of the resolutions, they will lapse If you agree to the resolutions, please ensure that your agreement reaches us before or during this date

4 In the case of joint holders of shares, only the vote of the senior holder who votes will be counted by the Company Seniority is determined by the order in which the names of the joint holders appear in the register of members

5 If you are signing this document on behalf of a person under a power of attorney or other authority please send a copy of the relevant power of attorney or authority when returning this document

Mc

# The Companies Acts 1985, 1989 and 2006

## Private Company Limited by Shares

# Articles of Association

## of

# Focus Pharmaceuticals Limited

**(Company number: 4522142)**

**Incorporated: 30 August 2002**

**Articles adopted by written resolution:** 19 October **2007**

**Harvey Ingram LLP**
**Solicitors**

Edmund House
12-22 Newhall Street
Birmingham B3 3EW

Telephone 0121 214 1200
Facsimile 0121 214 1299
Web site www harveyingram com

REF HLH/MAT113/00001

## Table of contents

**COMPANIES ACT 1985, 1989 and 2006**

**PRIVATE COMPANY LIMITED BY SHARES**

**ARTICLES OF ASSOCIATION OF**

**of**

# Focus Pharmaceuticals Limited

Adopted by resolution passed 19 October 2007

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## 1 Preliminary

**1.1** The Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985, the Companies Act 1985 (Electronic Communications) Order 2000 and the Companies (Tables A to F) (Amendment) Regulations 2007 (such Table being hereinafter called **"Table A"**) shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the regulations of the Company

**1.2** Regulations 3, 8, 24, 40, 44, 59, 64, 65 through 69, 76 though 79, 84, 87, 95 and 118 in Table A shall not apply to the Company but the articles hereinafter contained and the remaining Regulations in Table A, as varied hereby, shall constitute the articles of association of the Company

**1.3** In Table A the definition ""the seal" means the common seal of the company" shall be modified to read

""the seal" means the common seal of the Company or any mode of execution as a deed which is authorised by these articles"

**1.4** In these articles

**1.4.1** **the Act** means the Companies Act 1985, including any statutory modification or re-enactment for the time being in force, and

**1.4.2** **the Parent Company** means No 641 Leicester Limited

## 2 Shares

**2.1** The directors shall not exercise any power of the Company to allot relevant securities (as defined in section 80(2) of the Act) without the prior authority of an ordinary resolution of the Company

**2.2** The provisions of section 89(1) of the Act shall not apply to the Company

**2.3** The Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder in accordance with, and subject to, sections 159 to 161 inclusive of the Act

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2.4 Subject to the provisions of the Act the Company may purchase its own shares

## 3 Lien

The Company shall have a first and paramount lien on every share for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share The Company shall also have a first and paramount lien on all shares registered in the name of any persons (whether solely or jointly with others) for all monies owing to the Company from him or his estate, either alone or jointly with any other person, whether as a member or not and whether such monies are presently payable or not The Company may at any time by ordinary resolution declare any share to be wholly or partly exempt from the provisions of this article The Company's lien on a share shall extend to any amount payable in respect of it In Regulation 9 of Table A the reference to "the directors" shall be deemed to be a reference to the Company in general meeting

## 4 Calls on shares

4.1 The directors shall not exercise the powers contained in Regulation 12 of Table A without the consent of an ordinary resolution

4.2 The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of Regulation 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment"

## 5 General meetings

5.1 No business shall be transacted at any meeting unless a quorum is present A quorum shall be either two persons entitled to vote upon the business to be transacted (each being a member or a proxy for a member or a duly authorised representative of a corporation) or one person as aforesaid representing the Parent Company

5.2 Regulation 41 of Table A shall be read and construed as if there were added at the end thereof the words "and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the member or members present shall be a quorum"

5.3 On a show of hands or on a poll votes may be given either personally or by proxy

## 6 Directors' tenure

6.1 Without prejudice to the powers of the Company under section 303 of the Act to remove a director by ordinary resolution, the Parent Company may at any time appoint any person to be a director, whether as an additional director or to fill a vacancy, and may remove from office any director howsoever appointed Any such appointment or removal shall be effected by notice in writing to the Company signed by the director of the Parent Company Any such appointment or removal shall take effect when the notice effecting the same is delivered to the registered office or to the secretary of the Company, or is produced at a meeting of the directors Any such removal shall be without prejudice to any claim which a director may have under any contract between him and the Company

6.2 A director shall not be required to hold any share qualification

6.3 Any person may be appointed or elected as a director, whatever his age No director shall be required to vacate the office of director by reason of his attaining or having attained the age of seventy years or any other age

## 7 Powers of directors

7.1 In the first sentence of Regulation 70 of Table A the reference to a "special resolution" shall be deemed to be a reference to an ordinary resolution

7.2 Notwithstanding anything contained in law or in Table A the directors shall have no power to do or contract to do certain matters which may only be done or contracted to be done by ordinary resolution of the Company or by the directors pursuant to the specific authority of an ordinary resolution of the Company The said matters are

7 2 1 selling the undertaking, business or (except in the normal course of business) assets of the Company or of any of its subsidiaries or any substantial part of any of them,

7 2 2 selling, charging or disposing of all or any interest in any shares of any subsidiary or associated company,

7 2 3 creating any subsidiary or acquiring any company or business or entering into any partnership, profit sharing arrangement or joint venture,

7 2 4 incurring any indebtedness except in the ordinary course of business,

7 2 5 creating any fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance on the whole or any part of the undertaking property or assets of the Company or any subsidiary or associated company,

7 2 6 borrowing any sum of money in excess of any sum which may be determined from time to time by the Company in general meeting (being either a fixed sum or determined by reference to a formula),

7.2 7 any other matter which the Company may by ordinary resolution add to this article

7.3 Any director may participate in a meeting of the directors or a committee of directors of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other Participation in a meeting in such manner shall be deemed to constitute presence in person at such meeting

7.4 Unless otherwise determined by ordinary resolution the number of directors shall not be subject to any maximum but shall not be less than one If and so long as there is a sole director, he may exercise all the powers and authorities vested in the directors by these articles and the quorum under Regulation 89 of Table A shall be one

7.5 Provided that he has complied with the provisions of Regulation 85 of Table A, a director may vote as a director in regard to any contract or arrangement in which he is interested or upon any matter arising therefrom If a director shall so vote, his

vote shall be counted and he shall be included in calculating a quorum when any such contract or arrangement is under consideration Regulation 94 of Table A shall be modified accordingly in its application to the Company

## 8 The seal

**8.1** In accordance with the Act, a document may be executed as a deed without affixing the Company seal thereto provided that such execution shall only be used by the authority of the directors or by a committee of directors authorised by the directors The directors may determine who shall sign any instrument to which such form of execution is effected and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director

**8.2** In accordance with section 39 of the Act the Company may have an official seal for use in any territory, district or place elsewhere than in the United Kingdom

## 9 Dividends

**9.1** The words "but no dividend shall exceed the amount recommended by the directors" shall be deemed omitted from Regulation 102 of Table A

**9.2** No interim dividend shall be paid without the authority of an ordinary resolution of the Company and Regulation 103 of Table A shall be deemed varied accordingly

## 10 Notices

Any notice required by these articles to be given by the Company may be given by any visible form on paper, including telex, facsimile and electronic mail A notice communicated by such forms of immediate transmission shall be deemed to be given at the time it is transmitted to the addressee Regulations 111 and 112 of Table A shall be deemed varied accordingly

## 11 Indemnity

Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled every director and the secretary shall be entitled to be indemnified out of the Company's assets against all losses or liabilities which he may sustain or incur in or about the proper execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company